EXHIBIT 21

Direct and Indirect Subsidiaries, and Operating Divisions,
of Myers Industries, Inc.
As of September 30, 2006

North and Central American Operations

Ameri-Kart Corp.	Kansas
-WEK South Corp	North Carolina
Ameri-Kart (MI) Corp.	Michigan
Buckhorn Inc.	Ohio
- Buckhorn Limited	UK
- Buckhorn Canada, Inc.	Ontario, Canada
- Buckhorn Rubber Products Inc.	Missouri
Eastern Tire Equipment & Supplies, Limited	Quebec, Canada
Grower Express Trucking, Inc.	Ohio
JMKO Corp.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Listo Products, Ltd.	Yukon Territory
MYE Automotive, Inc.	Delaware
- Michigan Rubber Products, Inc.	Michigan
- WEK Industries, Inc.	Delaware
MYEcap Financial Corp.	Ohio
MYELux, LLC	Ohio
-MYELux International Finance, S.e.c.s. (GP 98.67%)	Luxembourg
MYELux International Finance, S.e.c.s. (LP 1.33%)	Luxembourg
Myers do Brasil Embalagens Plasticas Ltda.	Brazil
Myers International, Inc.	Ohio
-Myers de El Salvador S.A. De C.V. (75%)	El Salvador
-- Orientadores Comerciales S.A.	Guatemala
-- Myers de Panama S.A.	Panama
-- Myers TSCA, S.A.	Panama
-- Pancanal Corporate Services, S.A.	Panama
Myers de El Salvador S.A. De C.V. (25%)	El Salvador
Myers Missouri, Inc.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Myer's Tire Supply (Canada) Limited	Ontario, Canada
Myers Tire Supply Distribution, Inc.	Ohio
Patch Rubber Company	North Carolina
- Kwik Patch Private Ltd. (30.98%)	India
Productivity California, Inc.	California

EXHIBIT 21 continued

Direct and Indirect Subsidiaries, and Operating Divisions,
of Myers Industries, Inc.
As of September 30, 2006

Reported Operating Divisions of Myers Industries, Inc. and Subsidiaries

Akro-Mils (of Myers Industries, Inc.)	Akron, Ohio
Dillen Products (of Myers Industries, Inc.)	Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)	Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)	Akron, Ohio
European and Danish Operations

MYELux International Finance, S.e.s.c.	Luxembourg
-Myers International Holding, S.a.r.l.	Luxembourg
-- Allibert-Buckhorn Europe, SAS	France
--- SCI de la Plaine	France
--- Holdiplast SA	France
--- Allibert Buckhorn France, SAS	France
---- Allibert (Anshan) Plastic Anticorrosive Equipement Co. Ltd.	China
---- Shanghai Allibert Plastic Anticorrosive Equipment Co. Ltd. (10%)	China
---- Allibert Contenitori SpA	Italy
---- Allibert Contentores-Sistemas de Armazenagem, S.A.	Portugal
---- Allibert Buckhorn UK Limited	UK
----- Allibert de Plegamans Manutencion S.A.	Spain
---- Allibert Equipement Sprl	Belgium
---- Allibert Transport und Lagertechnik GmbH	Austria
--- Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH	Germany
--- Allibert Transport und Lagertechnik GmbH & Co Kg	Germany
raaco International A/S	Denmark
- raaco Benelux Storage Systems B.V.	Netherlands
- raaco France SA	France
- raaco Germany Handelsgesellschaft mbH	Germany
- raaco Great Britain Ltd.	UK